UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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SM Energy Company
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Investor presentation May 2018

2 Please read this presentation makes reference to: Forward-looking statements This presentation contains forward-looking statements within the meaning of securities laws. The words “anticipate,” “assume,” “believe,” “pending,” “budget,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this presentation include, among other things, full year 2018 guidance, second quarter of 2018 guidance, expectations concerning the planned closing of previously announced divestitures, expectations about future cost inflation, and the expected benefits from joint venture arrangements. General risk factors include the availability of and access to capital markets; the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results, including from pilot tests; the uncertainty of negotiations to result in an agreement or a completed transaction; uncertainties inherent in projecting the timing and ultimate outcome of litigation; the uncertain nature of acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, drilling carry, farm down or similar efforts; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2017 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

BUSINESS OVERVIEW

$2.7B	48%	$792MM	$1.6B
Market Cap[1]	Raised cash operating margin[2]	2018 Non-core asset sales[3]	Liquidity[4]

SM ENERGY **is an independent exploration and production company that is focused on delivering long-term growth in cash flow per debt adjusted share**

We focus on two basins in Texas: the Midland Basin and Eagle Ford

We are a premier operator with top tier assets

#1 Operator in the Midland Basin



Midland Basin
> ~88,000 net acres[5]
> 9 Rigs / 5 Frac Crews
Eagle Ford
> ~165,000 net acres
> 2 Rigs / 1 Frac Crew
150 km
100 mi

OUR PRIORITIES:

- Operational excellence / capital efficiency
- Reduce debt / continue to core up portfolio
- Focused capital program to drive margin expansion

(1) As of 11-May-2018
(2) 4Q17/4Q16
(3) Includes closed sales of Powder River Basin and Halff East assets, and expected proceeds from pending sale of non-core assets in North Dakota
(4) As of March 31, 2018; borrowing base and commitment amount as of May 2, 2018
(5) Includes 5,420 net acres related to the announced sale of Halff East, which is expected to close during 2Q18

3 | SM ENERGY

IMPLEMENTING STRATEGIC TRANSFORMATION FOR GROWTH GOING FORWARD

Strategic Initiatives	Accomplishments
1 Acquire and Grow Top Tier Assets	▶ Acquired additional Midland Basin assets for $2.5B ▶ Newly acquired RockStar region wells are outperforming expectations
2 Divestiture of Non-Core Assets	▶ Divested Williston Basin assets(1) ▶ Divested third-party operated Eagle Ford Shale assets ▶ Divested Powder River Basin Assets ▶ Raised $2.2B from divestitures
3 Strengthen Balance Sheet	▶ De-levered balance sheet through sale of non-core assets ▶ $1.6B liquidity(2)

Growth Going Forward

CAGR 2017-2019

~35%

Cash Flow Growth per Debt Adjusted Share(3)

- Continue generating high margin returns from top tier projects that drive cash flow growth
- Core up portfolio to focus on assets that generate the highest returns
- Improve credit metrics and maintain strong financial flexibility

(1) Pro forma for pending Divide County divestiture
(2) As of March 31, 2018; borrowing base and commitment amount as of May 2, 2018
(3) See appendix for Cash Flow per Debt Adjusted Share definition

4 | SM ENERGY

5 Aligned our incentive programs to the Company’s Strategic transformation After initiating our strategic transformation in 2016, our Compensation Committee wanted to align our strategic initiatives with compensation to continue our success Refining LTIP Performance Share Unit (PSU) Metrics for 2018 Due to the significant divestitures which repositioned SM Energy for business success, we established a new asset mix, which necessitated setting lower (but still challenging) production and cash flow goals Setting Appropriate Incentive Goals for 2017 Our business transformation positions us to achieve our financial and strategic objectives and our compensation program tracks the same objectives Updated PSU metrics to closely align with our transformation strategy (changes effective starting in July 2018): Replaced absolute TSR with capital efficiency metric: growth of cash flow per debt adjusted share relative to the Performance Peer Group Relative TSR will remain a performance metric for the PSUs, which will continue to require relative TSR performance above the median during the performance period for the PSUs to pay at target

6 Reflecting the Commodities Market Environment in our incentive program 2015 – 2017 Incentive Program Targets and Outcomes 2015 Commodity Downturn 2016 Commodity Downturn 2017 Commodity Recovery NEO LTIP opportunity reduced to 75% of target NEO LTIP opportunity reduced to 65% of target NEO LTIP opportunity returned to 100% of target Thoughtful changes to our incentive programs closely align compensation with the commodities market environment and results of peer group competitive analysis Compensation program incorporates the results of the compensation consultant’s peer group assessment: Analysis revealed that the CEO’s target total direct compensation was below the 25th percentile of the peer group In light of the transformative and successful strategic shift that is currently underway, the improved operating performance and effective leadership by the CEO, the Compensation Committee increased the CEO’s 2017 STIP target percentage and target LTIP grant to achieve total direct target compensation between the 25th percentile and peer group median $4.6 $4.2 $6.8 $3.4 $1.9 $2.6 2015 2016 2017 CEO Target Pay vs. Realized Pay ($MM) Target Pay Realized Pay

Element Form of Delivery Perf. Period FY 2017 CEO Performance Measures Base Salary Cash Annual Individual Goals Short-Term Incentive Plan (STIP) Cash Annual Corporate Performance STIP only implemented if cash flow metric has been met Quantitative Metrics (equally weighted): Production Volume Proved Developed Reserve Additions Finding and Development Costs Cash Flow (has to exceed $400m) Cash Operating Costs Qualitative Metrics: Environmental, Health and Safety (EHS) Exploration Success and Inventory Growth Long-Term Incentive Plan (LTIP) PSU (75%) RSU (25%) 3 years PSU Payout Metrics: Absolute TSR Relative TSR Compensation Program overview 7 Pay at Risk 88% Pay at Risk 77% We out-performed the targets set by the Compensation Committee in three out of five quantitative areas in 2017 * NEW capital efficiency metric adopted in 2018 * SM Energy has a balanced compensation program that supports our business transformation and aligns with stockholder interests, with the vast majority of CEO and other NEO pay in the form of at-risk compensation CEO Other NEOs We received partial credit for EHS and maximum credit for Exploration Success and Inventory Growth in 2017 0% of PSUs for the three year performance cycle ending in 2017 were earned Base 23% STIP 17% LTIP 60% Base , 12% STIP , 15% LTIP 73%

8 Amendment and restatement of our equity plan Increases authorized shares available for issuance by 3% Places a limit on the total compensation possible for our non-employee directors Imposes a one-year minimum time vesting requirement Eliminates share recycling for net settlement of options and shares used to satisfy tax withholdings Prohibits payment of dividends or dividend equivalents on unvested awards Carefully Considered Changes to the Equity Plan Increase Authorized Stock Issuance and Incorporate Several New Stockholder-Friendly Provisions The requested number of additional authorized shares covers only the number of shares we expect to use for the next three years We continually monitor dilution and Board considers dilution when using equity for compensation purposes Dilution and burn rate are below GICS peers Stockholder right to approve or reject future plans to prevent undesirable dilution or excessive share overhang Prohibits repricing without stockholder approval Prohibits reload options Requires options for shares to be priced at not less than the fair market value of the shares on the grant date Flexible nature gives us the ability to respond to compensatory market trends by adjusting the mix of awards and grant a wide variety of awards We Utilize Best Practices in Equity Compensation Equity represents an important compensation tool that is key to our ability to attract, retain, and incentivize our management team and key employees to achieve the Company’s long-term financial and strategic objectives, and to align employee performance incentives with the long-term interests of our stockholders

Highly Skilled and experienced Board 9 Our director nominees provide an effective balance of fresh perspective and Company experience 7 out of 8 Directors Independent Diversity in professional experience, race, gender, perspectives, backgrounds and national origin Experience in high-level business policymaking and positions of responsibility and leadership Reputation for integrity and commitment to represent long-term interests of stockholders Former Executive Vice President and CFO at Phelps Dodge Corporation Has over 31 years of experience in the mining industry Ramiro G. Peru Former CEO of TPC Corporation Has over 34 years of valuable experience in the oil and gas midstream industry Larry W. Bickle Former Senior Vice President of Technology at ConocoPhillips Has extensive experience in development of research programs and human resources management Chair of Compensation Committee Stephen R. Brand Former President and CEO of Tesco Corporation Has over 37 years of experience in various aspects in the oil and gas exploration and production industry Chair of Nominating and Corporate Governance Committee Julio M. Quintana Former executive at EOG Resources, Inc. Has a nuanced understanding of upstream operations and asset management technologies Loren M. Leiker Former Senior Vice President and CFO of DCP Midstream GP Has significant financial management, risk management and accounting oversight experience Chair of Audit Committee Rose M. Robeson Former Senior Vice President – Drilling and Engineering at Energy Partners Has strong technical skills and the leadership vision necessary to create top quartile returns for stockholders Javan (Jay) D. Ottoson President and CEO Former Executive Vice President, Exploration and Production and Vice President, Operations at Anadarko Has over 38 years of industry experience and significant independent insight Chair of Executive Committee William D. Sullivan Independent Chairman of the Board Key Characteristics for Board Member Selection:

We ASK FOR YOUR SUPPORT AT THE ANNUAL MEETING 10 Our Board of Directors unanimously recommends a vote “For” all proposals on the proxy ballot for our 2018 Annual Stockholder Meeting FOR election of our eight director nominees FOR ratification of the appointment of our independent auditors FOR annual advisory vote to approve executive compensation FOR approval of our Equity Incentive Compensation plan We thank you for being a valued stockholder of SM Energy

11 Appendix: Definitions of non-gaap, forward looking metrics The following metrics are forward-looking non-GAAP financial measures. The Company believes these measures are commonly used in the E&P industry, and other industries, by shareholders, professional research analysts and others in valuation, comparison and investment recommendations. Certain forward-looking metrics cannot be presented in conjunction with a reconciliation to the closest GAAP measure, because certain portions of the forecast calculation would are inherently unpredictable. Accordingly, investors are cautioned not to place undue reliance on these numbers. 1) Projected cash flow per debt adjusted share: For purposes of forward-looking cash flow from operations, it is not possible to project changes in working capital. The Company calculates forward-looking cash flow as projected adjusted EBITDAX (reconciled above to GAAP Net Loss and GAAP Net cash provided by operating activities for actual results) less projected cash interest expense and cash taxes. The calculation of debt adjusted shares is the sum of average fully diluted common shares outstanding plus the quotient of total principal value of long-term debt outstanding (including senior notes, convertible stock, credit facility) less cash and cash equivalents divided by the price of common stock. In the case of the current 2-year plan, the price of common stock used is the closing price at year-end 2017.